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                                                                  EXHIBIT 10.113

                   AMENDMENT TO THE NEXELL THERAPEUTICS, INC.
              RETENTION AND SEVERANCE PLAN FOR SENIOR STAFF MEMBERS
                                       AND
                            SUMMARY PLAN DESCRIPTION

         WHEREAS, Nexell Therapeutics, Inc. ("Company") previously established the Nexell Therapeutics, Inc. Retention and Severance Plan for Senior Staff Members ("Plan"); and

         WHEREAS, the Company reserved the right to amend the Plan; and

         WHEREAS, the Company desires to amend the Plan to extend certain dates related to the performance bonus;

         NOW, THEREFORE, the Plan is amended as follows:

         1. The first sentence of Section 2.1 is deleted and replaced with the following:

                "An Employee whose employment with the Company is voluntarily terminated on or after July 24, 2001 but no later than June 30, 2002, other than for cause as defined below, shall be eligible to receive a Severance Benefit."

         2. Section 4.1(b) is deleted and replaced with the following:

                (b) The Employee either (i) continues to be employed by the Company through June 30, 2002 or (ii) (A) involuntarily terminates employment, other than for cause as described in Section 2.1(a), with the Company prior to June 30, 2002 and (B) the Performance Milestones described in
                       Section 4.1(c) have all been met as of such date of termination of employment.

         3. Section 4.1(c)(3) is deleted and replaced with the following:

                (3) On or prior to June 30, 2002, the Company presents to the Board either a bona fide proposal to raise five million dollars ($5,000,000) in equity investment or a bona fide proposal to merge the Company with another company and such proposal is accepted by the Board.

         4. Section 4.2 is deleted and replaced with the following:

                4.2 Performance Bonus. An Employee entitled to receive a Performance Bonus under Section 4.1 shall receive a lump sum payment equal to twenty-five percent (25%) of the Employee's Annual Base Pay as soon as administratively practicable following the earlier of (i) June 30, 2002 or (ii) his or her termination of employment.


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         IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 25/th/ day of March, 2002.

                                          NEXELL THERAPEUTICS, INC.


                                          By_________________________________


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